UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2013

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced on September 19, 2013 that JPMorgan Chase Bank, N.A. (“Chase Bank”), Chase Bank USA, N.A. (“Chase USA”) and JPMorgan Bank and Trust Company, N.A. entered into a Consent Order with the Office of the Comptroller of the Currency (“OCC”) regarding sworn documents, collections litigation and Servicemembers’ Civil Relief Act processes. The Consent Order covers collections litigation from several years ago for a small percentage of the Firm’s credit card, student loan, auto loan, business banking and commercial banking customers who defaulted on their loan or contract.

Also on September 19, 2013, Chase Bank and Chase USA entered into Consent Orders with the OCC and the Consumer Financial Protection Bureau (“CFPB”) regarding the billing and administration of credit monitoring products previously offered by the two banks. Chase Bank and Chase USA stopped enrollments in these products in mid-2012 and have credited or refunded the customers affected.

The Consent Orders can be accessed at the OCC’s website at www.occ.gov and at the CFPB’s website at www.cfpb.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated September 19, 2013 regarding collections processes

99.2	JPMorgan Chase & Co. press release dated September 19, 2013 regarding credit monitoring products

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

	By:	/s/ Neila B. Radin
Neila B. Radin
Senior Vice President
Dated: September 19, 2013

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